UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                  Washington, DC  20549


                        FORM 8-K

                       CURRENT REPORT
              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 9, 2009


                     ORBIT E-COMMERCE, INC.
     (Exact name of registrant as specified in its charter)

             Commission file number 001-03323


Nevada                                                   91-1978600
(State or other jurisdiction                       (I.R.S. Employer
of incorporation)                               Identification No.)


14845 Yonge Street
Aurora, Ontario, Canada                                     L4G 6H8
(Address of principal                                    (Zip Code)
executive offices)


Registrant's  telephone number, including area code: (905) 751-1499

                      Not applicable
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425
        under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12
        under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of
               Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

     Effective April 9, 2009, the Board of Directors of Orbit E-Commerce, Inc. (the "Company") appointed A. George Dragone as a director of the Company. As a result, the Board of Directors now consists of two members.

     Mr. Dragone has been Chairman and President of Jetcom Inc. since June 2002. Jetcom Inc., which is listed on the TSX Venture Exchange, is a holding company with a proposed transaction for uranium exploration properties through its wholly owned subsidiary Yellowcake Resources Inc.

     There have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Dragone, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.


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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ORBIT E-COMMERCE, INC.
                                          (Registrant)


Dated: April 13, 2009                     By:     /s/ Douglas C. Lloyd
                                          Name:   Douglas C. Lloyd
                                          Title:  President and Chief
                                                  Executive Officer